Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on (i) Form S-3 (Nos. 333-25995, 333-62155, 333-33726, 333-54616, 333-60912-01, 333-55866-01, 333-91316-01, 333-102961, 333-102962-01, 333-122424, 333-124471, 333-141491, 333-142584 and 333-153598) and (ii) Form S-8 (Nos. 333-56343 and 333-122168) of Kinder Morgan Energy Partners, L.P. of our report dated February 19, 2010, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Houston, Texas
February 19, 2010